UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charters)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended & Restated Agreement of Limited Partnership
Amended & Restated Credit Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 29, 2005, Cameron Highway Oil Pipeline Company, a Delaware general partnership (“Cameron Highway”), executed an Amended and Restated Credit Agreement (the “Credit Agreement”) with the lenders named therein (the “Lenders”) and SunTrust Bank, as Administrative Agent and Collateral Agent, and borrowed the full amount thereunder of $415,000,000 (the “Loan”). Cameron Highway is owned 50% by Cameron Highway Pipeline I, L.P., a Delaware limited partnership and indirect wholly-owned subsidiary (“Enterprise Sub”) of Enterprise Products Partners, L.P. (“Enterprise”), and 50% by two subsidiaries (“Valero Subs”) of Valero Energy Corporation (“Valero”). The Loan has a maturity date of June 28, 2006 and is secured by (1) mortgages on and pledges of substantially all of the assets of Cameron Highway, (2) mortgages on and pledges of certain assets related to certain rights of way and pipeline assets of an indirect wholly-owned subsidiary of Enterprise that serves as the operator of the Cameron Highway Pipeline, (3) pledges by Enterprise Sub and Valero Subs of their partnership interests in Cameron Highway, and (4) letters of credit in the amount of $14,000,000 each (the “Letters of Credit”) issued by Enterprise Products Operating L.P. (a wholly-owned subsidiary of Enterprise) and Valero. Except for the foregoing, the Lenders do not have any recourse against the assets of Enterprise or any of its subsidiaries under the Credit Agreement.

     A portion of the proceeds of the Loan were used to refinance Cameron Highway’s existing debt, having an aggregate outstanding principal amount of $325,000,000, and to make cash distributions to the owners of Cameron Highway. In connection with this refinancing, Cameron Highway is expected to incur approximately $22 million in one-time make whole premiums and related fees and costs, which include $6.3 million of non-cash charges. Enterprise’s equity earnings from Cameron Highway for the three and six months ended June 30, 2005 will be reduced by its 50% share of such costs.

     A copy of the Credit Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference. Capitalized terms used herein without definitions are used as defined in the Credit Agreement.

     The Loan bears interest at a variable rate at either (at the election of Cameron Highway from time to time) (1) the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%, or (2) the Adjusted LIBO Rate plus, in each case, the Applicable Margin.

     The Credit Agreement contains various covenants restricting Cameron Highway’s ability to: (1) incur certain indebtedness; (2) grant certain liens; (3) enter into certain merger or consolidation transactions; (4) make certain investments; (5) make certain restricted payments; (6) enter into certain hedging agreements; (7) enter into certain transactions with affiliates; (8) form any subsidiaries; (9) make any material changes in the Cameron Highway System; (10) enter into any sale and leaseback transaction; or (11) enter into or amend certain other agreements.

     The Credit Agreement also requires Cameron Highway to have EBITDA of at least $8,000,000 for the quarter ended December 31, 2005 and $10,000,000 for the quarter ended March 31, 2006. EBITDA is defined as net income less any non-cash income and gains included therein, plus interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles and other similar non-cash items and taxes; provided that gains or losses on the disposition of assets not in the ordinary course of business shall not be included in EBITDA.

     Pursuant to the terms of the Credit Agreement, the following actions by Cameron Highway shall constitute events of default under the Credit Agreement:

•	a failure to pay principal or interest on any loan, or other amounts due, under the Credit Agreement;

•	if a representation or warranty shall have been proven to be incorrect when made;

•	the failure to observe or perform covenants or agreements under the Credit Agreement;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws or similar bankruptcy-type default provisions with respect to Cameron Highway or any Material Producer;

•	the appointment or application for the appointment of a receiver, trustee, custodian or similar party over a substantial portion of the assets of Cameron Highway or any Material Producer;

•	failure to make a payment on any Material Indebtedness (indebtedness exceeding $5,000,000) or the occurrence of an event of default under any Material Indebtedness;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $10,000,000;

•	the occurrence of a Change of Control of Cameron Highway;

•	the abandonment, constructive total loss or condemnation of the Cameron Highway System;

•	termination of or certain breaches under the Interconnect Agreement or any Effective Date Purchase and Sale Agreement;

•	the Cameron Highway System becomes subject to a material Environmental Liability;

•	the invalidity of Liens under the Security Documents; or

•	any material provision of any Material Project Document shall cease to be valid and binding on any party thereto.

     If an event of default (as defined in the Credit Agreement) occurs, then the lenders may: (1) terminate their commitments under the Credit Agreement; (2) declare any outstanding loans under the Credit Agreement to be immediately due and payable; (3) exercise all remedies contained in the Security Documents and other Loan Documents, or available at law or in equity; and (4) draw in full on the Letters of Credit.

Item 8.01. Other Events.

     Also filed as an exhibit hereto is a copy of the Amended and Restated Agreement of Limited Partnership of Enterprise Products Operating L.P. dated as of July 31, 1998, that has been restated for convenience to include all amendments through December 10, 2003. Enterprise Products Operating L.P. is a wholly-owned subsidiary of Enterprise.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

3.1	Amended and Restated Agreement of Limited Partnership of Enterprise Products Operating L.P. dated as of July 31, 1998 (restated to include all amendments through December 10, 2003).

4.1	Amended and Restated Credit Agreement dated as of June 29, 2005, among Cameron Highway Oil Pipeline Company, the Lenders party thereto, and SunTrust Bank, as Administrative Agent and Collateral Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,
its General Partner

Date: July 1, 2005	By:	/s/ Michael J. Knesek

Name: Michael J. Knesek
Title: Senior Vice President, Controller and Principal
Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
3.1	Amended and Restated Agreement of Limited Partnership of Enterprise Products Operating L.P. dated as of July 31, 1998 (restated to include all amendments through December 10, 2003).

4.1	Amended and Restated Credit Agreement dated as of June 29, 2005, among Cameron Highway Oil Pipeline Company, the Lenders party thereto, and SunTrust Bank, as Administrative Agent and Collateral Agent.